UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 5, 2006

INDEPENDENCE HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	010306	58-1407235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Cummings Point Road, Stamford, CT 06902
(Address of Principal Executive Offices) (Zip Code)
(203) 358-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On October 5, 2006, IHC Health Solutions, Inc., a wholly owned subsidiary of Independence Holding Company (“IHC”), entered into an agreement to acquire 100% of the outstanding membership interests in CA Marketing and Management Services, LLC (“CAM”) for a total purchase price payable at closing of $3.5 million, one third of which is payable in shares of IHC common stock. CAM is presently 100% owned by Jeffrey C. Smedsrud, Senior Vice President and Chief Strategic Development Officer of IHC. The Audit Committee of the Board of Directors of IHC unanimously approved the transaction. The acquisition agreement includes customary representations and warranties for a transaction of this nature; the closing of the transaction is subject to such representations and warranties being correct, and IHC has a one-year indemnification period with respect to damages arising from a breach of this condition, with IHC’s recovery capped at 100% of the total purchase price. The acquisition agreement will expire if the transaction has not closed by February 28, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE HOLDING COMPANY.

Dated:	October 12, 2006
By:	/s/ Adam C. Vandervoort

Vice President, General Counsel and Secretary

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